Exhibit 99.1

Choice Hotels: Sarah Lee

Tel: 301-628-4397

Email: Sarah.Lee@choicehotels.com

CHOICE HOTELS TO ACQUIRE WOODSPRING SUITES

BRAND AND FRANCHISE BUSINESS

Acquisition Strengthens Company’s Leadership in Growing Extended-Stay Segment

ROCKVILLE, Md. (December 18, 2017) – Choice Hotels International (NYSE: CHH), one of the world’s largest hotel companies, today announced that it has reached a definitive agreement to acquire the brand and franchise business of WoodSpring SuitesSM from WoodSpring Hotels Holdings LLC, a portfolio company of Lindsay Goldberg, for approximately $231 million, subject to customary adjustments. The acquisition will add nearly 240 extended-stay hotels in 35 states to the Choice Hotels portfolio, creating an extended-stay portfolio of more than 350 properties with existing brands, MainStay Suites® and Suburban Extended Stay®.

Highlights:

•	The acquisition of the WoodSpring Suites brand represents an asset light franchise business that complements Choice’s existing extended-stay business with WoodSpring Suites’ market leading capabilities.

•	Choice plans to hire the WoodSpring Suites franchise business employees and strengthen the existing multi-unit developer and franchisee relationships that have contributed to the success of the brand.

•	The transaction provides attractive returns and resilience through market cycles.

“We are pleased to announce our plans to welcome WoodSpring Suites to our portfolio of brands. Like Choice Hotels, WoodSpring Suites has demonstrated exceptional customer service, attractive franchisee return on investment, and tremendous growth,” said Patrick Pacious, president and CEO of Choice Hotels. “Extended stay is a fast-growing segment, reporting some of the strongest gains in demand and has led the hospitality industry in annual RevPAR growth. The addition of the WoodSpring Suites brand will allow us to strengthen our scale within the attractive extended-stay segment, expand our runway for growth, and continue to create value for our customers, franchisees and shareholders.”

WoodSpring Hotels is the nation’s fastest growing value extended-stay hotel company, with nearly 240 properties in 35 states nationwide. Over the past few years, the company has successfully executed a brand relaunch and repositioning, resulting in WoodSpring Suites unit growth of more than 25 percent and franchise fee revenue growth of 45 percent in the last three years. More than 25 hotels are expected to open in 2018.

“Choice Hotels and WoodSpring Suites share the same values and dedication to customer service and franchisees,” said Gary A. DeLapp, WoodSpring president and CEO. “We are thrilled that our brand will join the powerful value proposition that Choice Hotels offers and know our commitment to providing the best guest experience will remain a priority.”

Transaction Details

Choice Hotels plans to acquire the WoodSpring hotel brands, including franchise operations, marketing and development, for approximately $231 million. The acquisition will be funded by cash and is expected to be accretive to financial performance in 2018, excluding one-time transaction and integration costs. For U.S. tax purposes, the transaction constitutes an asset sale, and Choice expects to amortize the acquired assets. WoodSpring Hotels Holdings LLC will be renamed and retain its hotel management operations. The transaction is expected to close in the first quarter of 2018, subject to regulatory approval, the concurrent closing of the sale of WoodSpring’s owned hotels to a third party, and satisfaction of customary closing conditions.

Moelis & Company LLC is serving as financial advisor to Choice Hotels on the transaction, and Willkie Farr & Gallagher is serving as legal advisor. Morgan Stanley and Co. LLC is serving as financial advisor to WoodSpring, and Weil, Gotshal & Manges LLP is serving as legal advisor.

About Choice Hotels

Choice Hotels International, Inc. (NYSE: CHH) is one of the world’s largest hotel companies. With over 6,500 hotels franchised in more than 40 countries and territories, Choice Hotels International represents more than 500,000 rooms around the globe. As of September 30, 2017, over 800 hotels were in our development pipeline. Our company’s Ascend Hotel Collection®, Cambria® Hotels, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice Hotels™ brands provide a spectrum of lodging choices to meet guests’ needs. With more than 33 million members, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

© 2017 Choice Hotels International, Inc. All rights reserved.

About WoodSpring Hotels Holdings LLC

WoodSpring Hotels Holdings LLC, the economy extended-stay lodging company behind the nation’s fastest growing value extended-stay hotel brand operating under the WoodSpring Suites and Value Place brands, provides management and accounting services for hotels and includes business units for development, construction and operation of company-owned hotels. The WoodSpring brand, with nearly 240 hotels and approximately 28,500 rooms in 35 states nationwide, provides ownership groups with an easy-to-operate model with low overhead and higher return on investment, and its recent brand relaunch has refreshed virtually all aspects of the hotel experience, including free wireless internet access and new interior and exterior signage to appeal to the budget-minded, long-term guest. For information, visit www.woodspringfranchise.com.

About Lindsay Goldberg

Lindsay Goldberg is a private investment firm that focuses on partnering with families, founders and long-term oriented management teams seeking to actively build their businesses. For more information about Lindsay Goldberg, please visit www.lindsaygoldbergllc.com.

Forward Looking Statement

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual report on Form 10-K for 2016 and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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